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                              U.S. AGGREGATES, INC.

                        ---------------------------------

                     AMENDMENT NO. 1 TO AMENDED AND RESTATED
                       NOTE AND WARRANT PURCHASE AGREEMENT

                        ---------------------------------

                           DATED AS OF APRIL 14, 1999

       $30,000,000 10.34% SENIOR SUBORDINATED NOTES DUE NOVEMBER 22, 2006
                                       AND
       $15,000,000 10.09% SENIOR SUBORDINATED NOTES DUE NOVEMBER 22, 2008

--------------------------------------------------------------------------------
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

                              U.S. AGGREGATES, INC.

       $30,000,000 10.34% SENIOR SUBORDINATED NOTES DUE NOVEMBER 22, 2006
                                       AND
       $15,000,000 10.09% SENIOR SUBORDINATED NOTES DUE NOVEMBER 22, 2008

                     AMENDMENT NO. 1 TO AMENDED AND RESTATED
                       NOTE AND WARRANT PURCHASE AGREEMENT

                                                            As of April 14, 1999

The Prudential Insurance Company of America
c/o Prudential Capital Group
One Gateway Center, 11 Floor
Newark, New Jersey 07102

Ladies and Gentlemen:

      U.S. AGGREGATES., INC., a Delaware corporation (together with its successors and assigns, the "COMPANY"), agrees with you as follows:

1. PRIOR ISSUANCE OF NOTES.

      The Company has entered into an Amended and Restated Note and Warrant Purchase Agreement, dated as of June 5, 1998 (as in effect immediately prior to giving effect to the amendments provided for by this Agreement, the "Existing Note Purchase Agreement" and, as amended pursuant to this Agreement and as may be further amended, restated or otherwise modified from time to time, the "Amended Note Purchase Agreement"), pursuant to which $30,000,000 aggregate principal amount of 10.34% Senior Subordinated Notes due November 22, 2006 and $15,000,000 aggregate principal amount of 10.09% Senior Subordinated Notes due November 22, 2008 (such Notes, as may be amended, restated or otherwise modified from time to time, the "Notes") of the Company have been issued to you and are currently outstanding.

2. DEFINED TERMS.

      Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Existing Note Purchase Agreement.


U.S. AGGREGATES, INC.                   1                        AMENDMENT NO. 1

3. REQUEST FOR CONSENT TO AMENDMENTS.

      The Company requests that you consent to the amendments to the Existing Note Purchase Agreement provided for by this Agreement (the "Amendments").

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      To induce you to enter into this Agreement and to consent to the Amendments, the Company represents and warrants as follows:

      4.1 Organization and Existence.

      The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under the Amended Note Purchase Agreement.

      4.2 Actions Pending.

      There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      4.3 Amendment Authorized; Obligations Enforceable.

            (a) Agreement is Legal and Authorized. The execution and delivery by the Company of this Agreement, and compliance by the Company with all of the provisions of the Amended Note Purchase Agreement, are within the corporate powers of the Company.

            (b) Company Obligations are Enforceable. The Company has duly authorized this Agreement by all necessary action on its part. This Agreement has been executed and delivered by one or more duly authorized officers of the Company, and each of this Agreement and the Amended Note Purchase Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforceability thereof may be:

                  (i) limited by applicable bankruptcy, reorganization,
            arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally; and

                  (ii) subject to the availability of equitable remedies.

      4.4 No Conflicts.

      Neither the execution nor delivery of this Agreement, nor fulfillment of nor compliance with the terms and provisions of the Amended Note Purchase Agreement and the other Financing Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the Properties of the Company or


U.S. AGGREGATES, INC.                  2                         AMENDMENT NO. 1
any of its Subsidiaries pursuant to, the charter or bylaws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject.

      4.5 Governmental Consent.

      Neither the execution and delivery of this Amendment, nor the performance by the Company of its obligations under the Amended Note Purchase Agreement and the other Financing Documents, is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings with the Securities and Exchange Commission and/or state Blue Sky authorities) on the part of the Company in connection with the execution and delivery of this Agreement or fulfillment of or compliance with the terms and provisions of the Amended Note Purchase Agreement or of the other Financing Documents.

      4.6 Full Disclosure.

      This Agreement and the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the proposal and negotiation of the Amendments, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated by the Note Purchase Agreement and this Agreement.

      4.7 Amendment of Bank Credit Agreement.

      Attached hereto as Exhibit C is a copy of the First Amendment to the Bank Credit Agreement (the "First Amendment"), which has been duly executed and delivered by each of the parties thereto, is true, correct and complete, and (subject only to the execution and delivery of this Agreement) is in full force and effect.

      4.8 No Defaults.

      No event has occurred and no condition exists that, upon the execution and delivery of this Agreement and the effectiveness of the Amendments and the First Amendment, would constitute a Default or an Event of Default.

5. AMENDMENTS.

      5.1 Amendments to Existing Note Purchase Agreement.

      Subject to paragraph 5.2, the Existing Note Purchase Agreement is hereby amended in the manner specified in Exhibit A to this Agreement.


U.S. AGGREGATES, INC.                  3                         AMENDMENT NO. 1

      5.2 Effectiveness of Amendments.

      The amendments of the Existing Note Purchase Agreement contemplated by paragraph 5.1 and Exhibit A shall become effective at such time as

            (a) the Company and you shall have executed and delivered a counterpart of this Agreement;

            (b) the representations and warranties set forth in paragraph 4 shall be true and correct;

            (c) the Company shall have authorized, by all necessary corporate action, the execution and delivery of this Agreement and the performance of all obligations of, and the satisfaction of all closing conditions set forth in, this paragraph 5 by, and the consummation of all transactions contemplated by this Agreement by, the Company;

            (d) each Restricted Subsidiary shall have executed and delivered the Guarantor Consent in respect of its obligations under the Subsidiary Guaranty, substantially in the form attached hereto as Exhibit B;

            (e) the Company shall have paid you an amendment fee in the amount of $56,250; and

            (f) all proceedings taken in connection with this Agreement and all documents and papers relating thereto shall be satisfactory to you and your special counsel, and you and your special counsel shall have received copies of such documents and papers as you or your special counsel may reasonably request in connection herewith.

6. EXPENSES.

      Whether or not the Amendments become effective, the Company will promptly (and in any event within 30 days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Agreement, including, but not limited to, (a) the cost of reproducing this Agreement and the other documents delivered in connection herewith and (b) the reasonable fees and disbursements of your special counsel (namely, Hebb & Gitlin, a Professional Corporation) incurred in connection with the preparation, negotiation and delivery of this Agreement. Nothing in this paragraph 6 shall limit the Company's obligations under paragraph 14B of the Amended Note Purchase Agreement.

7. MISCELLANEOUS.

      7.1 Part of Note Purchase Agreement, Future References, etc.

      This Agreement shall be construed in connection with and as a part of the Existing Note Purchase Agreement and, except as expressly amended by this Agreement, all terms, conditions and covenants contained in the Existing Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Existing Note Purchase Agreement and the Notes without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context otherwise requires.


U.S. AGGREGATES, INC.                  4                         AMENDMENT NO. 1

      7.2 Counterparts; Effectiveness.

      This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Delivery of an executed signature page by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

      7.3 Successors and Assigns.

      All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

      7.4 Governing Law.

      THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

   [Remainder of page intentionally left blank; next page is signature page.]


U.S. AGGREGATES, INC.                  5                         AMENDMENT NO. 1

      If you are in agreement with the foregoing, please so indicate by signing the agreement below on the accompanying counterpart of this Agreement and return it to the Issuer, whereupon the foregoing shall become a binding agreement among you and the Company.

                                        Very truly yours,

                                        U.S. AGGREGATES, INC.


                                        By: /s/ Michael Stone
                                            -----------------
                                              Name:
                                              Title:


The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By: /s/ Robert R. Derrick
    ----------------------------
      Name:   Robert R. Derrick
      Title:  Vice President


U.S. AGGREGATES, INC.                                            AMENDMENT NO. 1

                                                                       EXHIBIT A

                                   AMENDMENTS

ss.1. Paragraph 8D of the Existing Note Purchase Agreement (Rental Obligations) is hereby amended and restated in its entirety to read as follows:

            8D. Rental Obligations. The Company will not, and will not permit any Restricted Subsidiary to, enter into at any time any arrangement (other than Capital Leases) which involves the leasing by the Company or such Restricted Subsidiary from any lessor of any personal Property (or any interest therein), except:

                  (i) rentals of items of equipment for not more than ninety
            (90) days for use on one or more specific jobs in the ordinary course of business and

                  (ii) arrangements which, together with all other such
            arrangements which shall then be in effect, will not require the payment of rentals by the Company and its Subsidiaries in any fiscal year of the Company, in the aggregate, to exceed the greater of

                        (a) five percent (5%) of Consolidated Net Revenues for
                  such fiscal year; and

                        (b) Four Million Dollars ($4,000,000);

      provided, however, that any calculation made for purposes of this paragraph 8D shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments and other similar charges.

ss.2. The definition of "Senior Debt" in Paragraph 12E of the Existing Note
      Purchase Agreement (Other Terms) is hereby amended and restated in its entirety to read as follows:

            "Senior Debt" shall mean and include all obligations (including, without limitation, principal, premium, if any, interest, fees, breakage costs, reimbursement obligations, indemnities and other obligations under the Bank Credit Agreement, and specifically including interest accruing subsequent to the occurrence of any event specified in paragraphs 9A(vii),
      (viii), (ix) and (x), whether or not the claim for such interest is allowed or allowable) of the Company under

                  (i) the Bank Credit Agreement, provided that the aggregate outstanding principal amount thereof does not exceed the difference of

                        (A) One Hundred Ninety-Five Million Dollars
                  ($195,000,000) minus

                        (B) the aggregate amount of scheduled principal payments
                  paid in respect of the Term A Loans and the Term B Loans (as such terms are defined in the Bank Credit Agreement as in effect on the date hereof); and


U.S. AGGREGATES, INC.              Exhibit A-1                   AMENDMENT NO. 1

                  (ii) after termination of the Bank Credit Agreement, any
            agreement extending or refinancing (without increase in principal amount) the Debt of the Company outstanding under the Bank Credit Agreement, provided that such Debt, by its terms, is not pari passu or subordinated in priority of right of payment to the Notes; and

                  (iii) all payment obligations of the Company to the Banks or their Affiliates with respect to interest rate swaps, currency or commodity swaps, and similar obligations designed to protect the Company from fluctuations in interest rates, provided that the aggregate notional amount of all obligations in respect of which such swap arrangements have been entered into does not at any time exceed Sixty Million Dollars ($60,000,000).

ss.3. The definitions of "Consolidated Capital Expenditures" and "Harris Note" and in Paragraph 13B of the Existing Note Purchase Agreement (Other Terms) are hereby amended and restated in their entirety to read as follows:

            "Consolidated Capital Expenditures" means, for any period, all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, but excluding (a) Investments in preferred stock issued by Dekalb Stone (to the extent such payments or Investments constitute capital expenditures), (b) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored, or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (c) Acquisition Capital Expenditures to the extent that Acquisition Capital Expenditures during such period do not exceed Twelve Million Five Hundred Thousand Dollars ($12,500,000), and (d) expenditures incurred in the second, third and fourth fiscal quarters of the 1999 fiscal year of the Company in connection with certain 1999 capital expansion projects to the extent that such expenditures do not exceed Twenty-One Million Dollars ($21,000,000).

      As used in this definition,

                  "Acquisition Capital Expenditures" means the aggregate amount of all expenditures of the Company and its Subsidiaries for fixed or capital assets made in connection with a Permitted Acquisition on or reasonably near the date of such Permitted Acquisition.

                  "Harris Trust Note" means the $17,500,000 Unsecured Note,
            dated April 14, 1999, of the Company payable on demand to Harris Trust and Savings Bank.


U.S. AGGREGATES, INC.              Exhibit A-2                   AMENDMENT NO. 1

                                                                       EXHIBIT B

                           [FORM OF GUARANTOR CONSENT]

                                GUARANTOR CONSENT

      Reference is made to that certain Amended and Restated Note and Warrant Purchase Agreement, dated as of June 5, 1998 (the "Note Purchase Agreement"), between U.S. Aggregates, Inc. (the "Company") and The Prudential Insurance Company of America (the "Noteholder"), pursuant to which $30,000,000 principal amount of 10.34% Senior Subordinated Notes due November 22, 2006 and $15,000,000 principal amount of 10.09% Senior Subordinated Notes due November 22, 2008 (the "Notes") of the Company have been issued to the Noteholder and are currently outstanding. Capitalized terms used herein and defined in the Note Purchase Agreement are used herein with the meanings ascribed to them in the Note Purchase Agreement. The Note Purchase Agreement is being amended pursuant to the terms of Amendment No.1 to the Note Purchase Agreement (the "Amendment Agreement") in the form set forth as Exhibit A hereto.

      Each of the undersigned Restricted Subsidiaries (each, a "Guarantor") is a party to the Subsidiary Guaranty entered into in connection with the execution and delivery of the Note Purchase Agreement and the issuance and sale of the Notes. Each Guarantor hereby consents to the Amendment Agreement and acknowledges and affirms all of its obligations under the terms of the Subsidiary Guaranty.

Dated: As of April 14, 1999

   [Remainder of page intentionally left blank. Next page is signature page.]


U.S. AGGREGATES, INC.              Exhibit B-1                   AMENDMENT NO. 1

      IN WITNESS WHEREOF, each Guarantor has caused this Guarantor Consent to be executed on its behalf, as of the date first above written, by one of its duly authorized officers.

                                        SRM HOLDINGS CORP.

                                        By
                                           ---------------------------------
                                           Name:
                                           Title:


                                        SOUTHERN READY MIX, INC.

                                        By
                                           ---------------------------------
                                           Name:
                                           Title:


                                        WESTERN AGGREGATES
                                        HOLDING CORP.

                                        By
                                           ---------------------------------
                                           Name:
                                           Title:


                                        WESTERN ROCK PRODUCTS
                                        CORPORATION

                                        By
                                           ---------------------------------
                                           Name:
                                           Title:


                                        COX ROCK PRODUCTS, INCORPORATED

                                        By
                                           ---------------------------------
                                           Name:
                                           Title:


U.S. AGGREGATES, INC.              Exhibit B-2                   AMENDMENT NO. 1

                                        COX TRANSPORT CORPORATION

                                        By
                                           ---------------------------------
                                           Name:
                                           Title:


                                        JENSEN CONSTRUCTION &
                                        DEVELOPMENT, INC.

                                        By
                                           ---------------------------------
                                           Name:
                                           Title:


                                        SANDIA CONSTRUCTION, INC.

                                        By
                                           ---------------------------------
                                           Name:
                                           Title:


                                        SOUTHERN NEVADA AGGREGATES, INC.

                                        By
                                           ---------------------------------
                                           Name:
                                           Title:


                                        MOHAVE CONCRETE AND MATERIALS,
                                        INC. (NEVADA)

                                        By
                                           ---------------------------------
                                           Name:
                                           Title:


U.S. AGGREGATES, INC.              Exhibit B-3                   AMENDMENT NO. 1

                                        MOHAVE CONCRETE AND MATERIALS,
                                        INC. (ARIZONA)

                                        By
                                           ---------------------------------
                                           Name:
                                           Title:


                                        A-BLOCK COMPANY, INC.
                                        (ARIZONA)

                                        By
                                           ---------------------------------
                                           Name:
                                           Title:


                                        A-BLOCK COMPANY, INC. (CALIFORNIA)

                                        By
                                           ---------------------------------
                                           Name:
                                           Title:


                                        VALLEY ASPHALT, INC.

                                        By
                                           ---------------------------------
                                           Name:
                                           Title:


                                        DEKALB STONE, INC.

                                        By
                                           ---------------------------------
                                           Name:
                                           Title:


U.S. AGGREGATES, INC.              Exhibit B-4                   AMENDMENT NO. 1

                                        GEODYNE TRANSPORT, INC.

                                        By
                                           ---------------------------------
                                           Name:
                                           Title:


                                        FALCON RIDGE CONSTRUCTION, INC.

                                        By
                                           ---------------------------------
                                           Name:
                                           Title:


                                        BECK PAVING, INC.

                                        By
                                           ---------------------------------
                                           Name:
                                           Title:


                                        MULBERRY ROCK CORPORATION

                                        By
                                           ---------------------------------
                                           Name:
                                           Title:


                                        BHY READY MIX, INC.

                                        By
                                           ---------------------------------
                                           Name:
                                           Title:


U.S. AGGREGATES, INC.              Exhibit B-5                   AMENDMENT NO. 1

                                        BRADLEY STONE & SAND, INC.

                                        By
                                           ---------------------------------
                                           Name:
                                           Title:


                                        TRI-STATE TESTING LABORATORIES, INC.

                                        By
                                           ---------------------------------
                                           Name:
                                           Title:


                                        BIG HORN REDI MIX, INC.

                                        By
                                           ---------------------------------
                                           Name:
                                           Title:


                                        TREASURE VALLEY CONCRETE, INC.

                                        By
                                           ---------------------------------
                                           Name:
                                           Title:


                                        MONROC, INC.

                                        By
                                           ---------------------------------
                                           Name:
                                           Title:


U.S. AGGREGATES, INC.              Exhibit B-6                   AMENDMENT NO. 1

                                    EXHIBIT A
                              TO GUARANTOR CONSENT

                            [FORM OF AMENDMENT NO. 1]


U.S. AGGREGATES, INC.              Exhibit B-7                   AMENDMENT NO. 1

                                                                       EXHIBIT C

                       [COPY OF EXECUTED FIRST AMENDMENT]


U.S. AGGREGATES, INC.              Exhibit B-8                   AMENDMENT NO. 1